Exhibit 4.2

TEREX CORPORATION,

THE GUARANTORS PARTY HERETO

AND

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of November 26, 2012

To

Indenture

Dated as of July 20, 2007, as supplemented from time to time

8.00% Senior Subordinated Notes due 2017

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 26, 2012, between Terex Corporation, a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”), and HSBC Bank USA, National Association, a national banking association, as Trustee (the “Trustee”), under the Indenture, dated as of July 20, 2007 (as supplemented from time to time, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Issuer has issued its 8.00% Senior Subordinated Notes due 2017 (the “Notes”) pursuant to the Indenture;

WHEREAS, the Issuer has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”);

WHEREAS, in connection with the Tender Offer, the Issuer has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 902 of the Indenture provides that the Indenture may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange for the Notes);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with the Indenture (including Section 902 thereof);

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee (i) a copy of resolutions of the Issuer’s Board of Directors authorizing the execution of this Supplemental Indenture, (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 903 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01

Amendments.

(a)

Subject to Section 2.02 hereof, the Indenture is hereby amended by deleting in their entireties Sections 501(4), 501(5), 501(6), 501(8), 501(9), 515, 704, 801(2), 801(3), 803(3), 1004, 1005, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1018, 1019 and 1020 of the Indenture.

(b)

Effective as of the date hereof, none of the Issuer, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Clauses and such Sections or Clauses shall not be considered in determining whether an Event of Default has occurred or whether the Issuer has observed, performed or complied with the provisions of the Indenture.

(c)

Sections 501(7) of the Indenture is hereby amended and restated in its entirety as follows:

“(7)

the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)

commences proceedings to be adjudicated bankrupt or insolvent,

(B)

consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law,

(C)

consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property,

(D)

makes a general assignment for the benefit of its creditors, or

(E)

generally is not paying its debts as they become due;

(d)

The Indenture is hereby amended by adding the following to Section 405 as the last paragraph:

“Notwithstanding anything in Article IV or Article X to the contrary, upon the Company’s written request, the Trustee may use amounts held in trust in connection with a satisfaction and discharge of this Indenture to pay all principal, interest and other amounts due to Holders who tender their Notes to the Company for purchase before such Notes are paid in full at redemption or maturity, as the case may be, as long as the Company delivers to the Trustee an Officers’ Certificate stating that sufficient funds will remain in deposit to pay at redemption or maturity, as the case may be, all principal, premium, if any, and accrued interest due on Notes not tendered for purchase.”

SECTION 1.02

Amendment of Definitions.  Subject to Article Two hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof.

SECTION 1.03

Amendment of Notes.  Subject to Article Two hereof, any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture, as amended by this Supplemental Indenture, shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.

SECTION 1.04

Amendment of References.  The Indenture and the Notes are hereby amended by deleting all references in the Indenture and the Notes to those sections and subsections that are deleted as a result of the amendments made by this Supplemental Indenture.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01

Effect of Supplemental Indenture.  Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02

Effectiveness.  The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Issuer of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

SECTION 2.02

Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.03

No Representations by Trustee.  The recitals contained herein shall be taken as the statement of the Issuer, and the Trustee assumes no responsibility for the correctness or completeness of the same.

SECTION 2.04

Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

TEREX CORPORATION

By:
Name: Phillip C. Widman
Title: Senior Vice President and Chief Financial Officer

A.S.V., INC.

CMI TEREX CORPORATION

FANTUZZI NOELL USA, INC.

GENIE FINANCIAL SERVICES, INC.

GENIE HOLDINGS, INC.

GENIE INDUSTRIES, INC.

GENIE INTERNATIONAL, INC.

GFS NATIONAL, INC.

LOEGERING MFG. INC.

POWERSCREEN HOLDINGS USA INC.

POWERSCREEN NORTH AMERICA INC.

SCHAEFF INCORPORATED

SCHAEFF OF NORTH AMERICA, INC.

TEREX ADVANCE MIXER, INC.

TEREX AERIALS, INC.

TEREX FINANCIAL SERVICES, INC.

TEREX SOUTH DAKOTA, INC. (F/K/A TEREX-TELELECT, INC.)

TEREX WASHINGTON, INC. (F/K/A/ GENIE MANUFACTURING, INC.)

By:
Name: Phillip C. Widman
Title: Vice President

POWERSCREEN INTERNATIONAL LLC,

By:	Powerscreen North America Inc.,
its managing member

By:
Name: Phillip C. Widman
Title: Vice President

POWERSCREEN USA LLC,

By:	Powerscreen Holdings USA, Inc.,
its managing member

By:
Name: Phillip C. Widman
Title: Vice President

TEREX USA, LLC,

By:
Name: Phillip C. Widman
Title: Senior Vice President

TEREX UTILITIES, INC.,

By:
Name: Eric I Cohen
Title: President and Secretary

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title: